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                                                                Exhibit 99(c)(7)

STRICTLY PRIVATE & CONFIDENTIAL
--------------------------------------------------------------------------------

PROJECT SAUVEGARDE

Discussion materials

February 2, 2001

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada). Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.


DEUTSCHE BANC ALEX. BROWN
Deutsche Bank [LOGO]
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STRICTLY PRIVATE & CONFIDENTIAL
--------------------------------------------------------------------------------

The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Bacou USA, Inc. (or the "Company") in evaluating the transaction referred to herein and not with a view to public disclosure or filing thereof under the Securities Act of 1933 or the Securities Exchange Act of 1934 (together the "Federal Securities Laws"). This material was prepared specifically for use by the Board of Directors of the Company and was not prepared to conform with the disclosure standards under the Federal Securities Laws. Neither the Company nor Deutsche Banc Alex. Brown Inc. ("Deutsche Bank") nor any of its respective officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that any valuations and/or estimates or projections contained in the accompanying materials were prepared or derived from information supplied by the Company or derived from other public sources, without any independent verification by Deutsche Bank, and involve numerous and significant subjective determinations by the Company, which may or may not be correct. Accordingly, no representation or warranty can be made or is made by Deutsche Bank as to the accuracy or achievability of any such valuations and/or estimates or projections.

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada). Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.


DEUTSCHE BANC ALEX. BROWN
Deutsche Bank [LOGO]
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CONTENTS
--------------------------------------------------------------------------------

Section

   1           Executive summary                                               1

   2           Overview of the offer for Groupe Bacou                          6

   3           Review of sale process                                         20

   4           Overview of [BIDDER]                                           24

   5           Overview of potential [EQUITY FINANCING SOURCE]                26

   6           M&A and capital market conditions                              28

Appendix

   I           Selected comparable companies                                  34

   II          Precedent transactions                                         36


DEUTSCHE BANC ALEX. BROWN
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EXECUTIVE SUMMARY                                                      SECTION 1
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SECTION 1

Executive summary


DEUTSCHE BANC ALEX. BROWN                                                      1
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EXECUTIVE SUMMARY                                                      SECTION 1
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EXECUTIVE SUMMARY

o Deutsche Bank anticipates that the relevant entities of Groupe Bacou should be in a position to sign Share Purchase and Merger Agreements with a buyer group comprised of the [BIDDER]* and potential [EQUITY FINANCING SOURCE]*

  - should occur by mid-February

o The transaction would be expected to close in May or June following the necessary regulatory and shareholder approvals and the satisfaction of other conditions including buyer's receipt of finances to fund the acquisition

o The signing of these agreements would mark the culmination of a process initiated in July 2000 by Deutsche Bank to conduct an exhaustive search for potential buyers for Groupe Bacou

o In this presentation, we plan to cover the following topics:

  - review of the sale process

  - discussion of key determinants of Groupe Bacou valuation

  - discussion of the offer for Groupe Bacou

  - overview of [BIDDER] and potential [EQUITY FINANCING SOURCE]

  - overview of M&A and capital market conditions

  * The names of the bidder and the potential equity financing source have been redacted


DEUTSCHE BANC ALEX. BROWN                                                      2
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EXECUTIVE SUMMARY                                                      SECTION 1
--------------------------------------------------------------------------------

KEY DETERMINANTS OF GROUP BACOU VALUATION

                    FAVORABLE                                                    UNFAVORABLE
-----------------------------------------------------   --------------------------------------------------------------
o Quality, strength of Groupe Bacou businesses          x Complex ownership structure

o Quality of management team                            x Uncertain macro economic and capital market conditions

o Ability of buyer to perform a detailed                x Financial reporting and accounting infrastructure at Bacou
  comparative competitive assessment of Groupe Bacou      France still developing

  - other properties came to market at the same time
                                                        x Tax structure to buyer is sub-optimal
o Competitive tension amongst potential buyers

o Favorable financial and operating trends


DEUTSCHE BANC ALEX. BROWN                                                      3
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EXECUTIVE SUMMARY                                                      SECTION 1
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BACOU USA STOCK PRICE PERFORMANCE -- IPO TO PRESENT

                    [COMBINATION BAR AND LINE CHART OMITTED]

   (1) 6/7/96    Passing of Henn Bacou
   (2) 7/2/96    Philippe Bacou appointed Chairman
   (3) 4/14/98   Harriet Baldwin initiated research with "Strong Buy"
   (4) 7/20/98   General decline in financial markets
   (5) 7/23/98   Started trading on the NYSE
   (6) 11/3/98   Forbes ranked Bacou USA among 200 best small companies
   (7) 7/10/00   Hired investment bankers to consider strategic alternatives
   (8) 8/9/00    Completed acquisition of Platinum Protective Products
   (9) 12/15/00  Extended timeframe for possible sale into first quarter of 2001


DEUTSCHE BANC ALEX. BROWN                                                      4
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EXECUTIVE SUMMARY                                                      SECTION 1
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KEY EVENTS TO CLOSING

   APPROXIMATE DATE                          EVENTS
--------------------- ----------------------------------------------------------------------------------
         1/31         File Hart-Scott Rodino (approximately 30 days review)(1)

         2/15         Target signing date
                      File European anti-trust documents if necessary (approximately 30 days) (1)

         2/28         File proxy with SEC (approximately 30 days review)

         2/28         HSR approval

         3/15         European anti-trust approval

         3/29         SEC comments on proxy

         4/5          File amended proxy

         4/15         Completion of Bacou S.A. and Engineering H. Bacou audit

         4/19         Proxy approved by SEC
                      Proxy distributed to shareholders

         5/17         Shareholder vote (20 business days after distribution of proxy)

                      Closing

(1) Approximately thirty days assuming there is no second review


DEUTSCHE BANC ALEX. BROWN                                                      5
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

SECTION 2

Overview of the offer for Groupe Bacou


DEUTSCHE BANC ALEX. BROWN                                                      6
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

OVERVIEW OF THE OFFER FOR GROUPE BACOU(1)

IT SHOULD BE NOTED THAT THERE IS A SIGNIFICANT DIFFERENTIAL IN THE CONSIDERATION BEING PAID TO BACOU S.A. SHAREHOLDERS FOR THEIR SHARES OF BACOU USA AND THAT BEING OFFERED TO THE SHAREHOLDERS OF BACOU USA. SPECIFICALLY, BACOU S.A. SHAREHOLDERS ARE RECEIVING $19.141 IN CASH AND $5.859 IN THE FORM OF AN EARNOUT AND PREFERRED STOCK VS. $25 in CASH FOR PUBLIC HOLDERS OF BACOU USA

ON A FAIR MARKET VALUE BASIS, THE BACOU S.A. SHAREHOLDERS ARE RECEIVING CONSIDERATION AT A DISCOUNT TO THE $25 CASH OFFER TO THE PUBLIC HOLDERS OF BACOU USA

                                                                           PRICE PER               # OF                 $ IN
                                                                             SHARE                SHARES               MILLIONS
BACOU USA                                                               ----------------     ----------------       ---------------
Bacou USA shares owned by Bacou SA
     $45 million Series A preferred stock of Bacou S.A. (6% PIK)               $ 3.568              12.6126              $ 45.000
     Earnout considerations(2)                                                   2.291              12.6126                28.900
     Cash consideration                                                         19.141              12.6126               241.415
                                                                        ================                            ================
         TOTAL BACOU USA SHARES OWNED BY BACOU SA                               25.000                                    315.315

Bacou USA shares owned by public(3)                                             25.000               6.4174               137.555
                                                                                                                    ----------------
     TOTAL BACOU USA EQUITY VALUE                                                                                         452.870

Assumed Bacou USA debt                                                                                                    115.000
Expenses assumed by purchaser                                                                                              14.300
                                                                                                                    ----------------
  AGGREGATE VALUE FOR BACOU USA                                                                                           582.170

                                                                             FRF IN            FRF / USD                 $ IN
                                                                            MILLIONS            RATE(5)                MILLIONS
                                                                        ================     ==============         ===============
BACOU SA (EXCL. HOLDINGS OF BACOU USA)
CASH paid at close                                                       FRF 1,229.280                7.054             $ 174.270
FRF 75 million Series B preferred stock of Bacou S.A. (6% current pay)          75.000                7.054                10.632
consulting agreement(4)                                                         70.539                7.054                10.000
Expenses assumed by purchaser                                                   10.581                7.054                 1.500
                                                                        ================                            ----------------
  AGGREGATE VALUE FOR BACOU SA (EXCL. BACOU USA)                             1,385.400                                    196.402

  AGGREGATE VALUE FOR GROUPE BACOU                                                                                        778.572

(1) Based on January 12, 2001 communication from [BIDDER]
(2) Maximum earnout based on a four-year period
(3) Net of $22.88 million of options proceeds
(4) To be paid in equal installments over five years
(5) Rate on January 31, 2001 shown for illustrative purposes only


DEUTSCHE BANC ALEX. BROWN                                                      7
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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SUMMARY OF TERMS OF PREFERRED STOCK(1)

Security:             $45 million of series A preferred stock (the "Series A
                      Preferred Stock") of Bacou S.A. and the US Dollar
                      equivalent of FRF 75 million of series B senior preferred
                      stock of Bacou S.A. (the "Series B Preferred Stock",
                      collectively with the Series A Preferred Stock, the
                      "Preferred Stock")

Maturity Date:        2011 (10 years)

Use of Proceeds:      To fund a portion of the purchase price of the shares of
                      Bacou USA, Inc. held by Bacou S.A., and fund a portion of
                      the purchase price for Bacou S.A.

Dividends:            Series A Preferred Stock dividends will be payable
                      annually in additional shares of Series A Preferred Stock
                      at an annual rate of 6.0%

Optional Redemption:  The Preferred Stock is redeemable at any time in whole or in part by the issuer at the accreted value on such date

Currency:             The Series A Preferred Stock shall be repaid in French
                      Francs based upon the then current French Franc to US
                      Dollar exchange rate, subject to a maximum of FRF 8.00/US
                      $1.00 and a minimum of FRF 6.00/US $1.00

                      The Series B Preferred Stock shall be issued and repaid in French Francs

Ranking:              The Preferred Stock

                      (a) ranks senior in right of payment to all other classes or series of the issuer's capital stock as to dividends and distributions upon the issuer's liquidation, winding up and dissolution; and

                      (b) ranks junior to all of the issuer's current and future liabilities

Put Right:            The holders of the Preferred Stock shall have the right to put the Preferred Stock at the accreted value upon the
                      occurrence of a Change of Control (to be defined) or at
                      the Maturity Date

Covenants:            None

Events of Default:    None

(1) Based on (a) [BIDDER]'s 'Modification to bid letter in response to financial issues raised on January 5, 2001' and (b) [BIDDER]'s communication of 'Composition of current [BIDDER]'s bid on January 12, 2001.


DEUTSCHE BANC ALEX. BROWN                                                      8
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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PRESENT VALUE ANALYSIS OF OFFER(1)

                                                                         UNDISCOUNTED                PRESENT VALUES
                                                                 -------------------------  ---------------------------
                                                                   PRICE PER     $ IN          PRICE PER       $ IN          # OF
BACOU USA                                                            SHARE      MILLIONS         SHARE        MILLIONS       SHARES
                                                                 ------------ ------------  ---------------  ----------    ---------
Bacou USA shares owned by Bacou SA
   $45 million Series A preferred stock of Bacou SA. (6% PIK)        $ 3.568     $ 45.000         $  1.579     $ 19.920(6)  12.6126
   Earnout considerations(2)                                           2.291       28.900            1.132       14.281(7)  12.6126
   Cash consideration                                                 19.141      241.415           19.141      241.415     12.6126
                                                                 ------------ ------------  ---------------  ----------
      TOTAL BACOU USA SHARES OWNED BY BACOU SA                        25.000      315.315           21.852      275.616

Bacou USA shares owned by public(3)                                   25.000      137.555           25.000      137.555      6.4174
                                                                              ------------  ---------------  ----------
   TOTAL BACOU USA EQUITY VALUE                                                   452.870                       413.171

Assumed Bacou USA debt                                                            115.000          115.000      115.000
Expenses assumed by purchaser                                                      14.300           14.300       14.300
                                                                              ------------                   ----------
   AGGREGATE VALUE FOR BACOU USA                                                  582.170                       542.471

                                                                    FRF IN         $ IN          FRF IN         $ IN         FRF/USD
                                                                   MILLIONS      MILLIONS       MILLIONS       MILLIONS      RATE(S)
                                                                -------------- ------------  ---------------  ----------    --------
BACOU SA (EXCL. HOLDINGS OF BACOU USA)
Cash paid at close                                              FRF 1,229.280     $174.270    FRF 1,229.280     $174.270       7.054
FRF 75 million Series B preferred stock of Bacou S.A. (6% curren       75.000       10.632           46.512        6.594(8)    7.054
Consulting agreement(4)                                                70.539       10.000           61.079        8.659(9)    7.054
Expenses assumed by purchaser                                          10.581        1.500           10.581        1.500       7.054
                                                                -------------- ------------  ---------------  ----------
    AGGREGATE VALUE FOR BACOU SA (EXCL. BACOU USA)                  1,385.400      196.402        1,347.452      191.022

    AGGREGATE VALUE FOR GROUPE BACOU                                               778.572                       733.493

(1) Based on January 12, 2001 communication from [BIDDER]
(2) Maximum eamout based on a four-year period
(3) Net of $22.88 million of options proceeds
(4) To be paid in equal installments over five years
(5) Rate on January 31, 2001 shown for illustrative purposes only
(6) Discounted at 15%
(7) Earnout stream discounted at 20%, plus a risk factor of 15% on resultant present value
(8) Discounted at 13%
(9) Discounted at 5%


DEUTSCHE BANC ALEX. BROWN                                                      9
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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VALUATION METRICS

($ millions, except per share data)

VALUATION METRICS
-----------------
Premium (discount) to:                            STATISTICS     % PREMIUM
   Price prior to announcement (7/7/00)            $19.500         28.2%
   1-month prior (6/9/00)                           21.125         18.3%
   2-month prior (5/10/00)                          19.563         27.8%
   1-month prior average                            19.943         25.4%
   YTD average                                      26.111         (4.3)%
   52-week high (1/24/01)                           28.500        (12.3)%
   52-week low (2/25/00)                            14.500         72.4%
   Current price (1/31/01)                          26.640         (6.2)%

Offer price                                        $25.000
Equity value                                         452.9
Net debt and assumed expenses(1)                     129.3
Total enterprise value ("TEV")                       582.2

IMPLIED VALUATION METRICS(2)
   TEV / LTM 9/30/00 revenues                      $ 308.5          1.9x
   TEV / LTM 9/30/00 EBITDA                           76.9          7.6x
   TEV / LTM 9/30/00 EBIT                            57.97         10.0x

   TEV / 2000E revenues                            $ 314.5          1.9x
   TEV / 2000E EBITDA                                 83.6          7.0x
   Offer price / 2000E EPS                            1.85         13.5x

   TEV / 2001E revenues                              349.1          1.7x
   TEV / 2001E EBITDA                                 97.9          5.9x
   Offer price / 2001E EPS                            2.50         10.0x

(1) Includes $115m of net debt and expenses assumed of $14.3m
(2) Based on Company management estimates

                           1-YEAR TRADING PRICE BANDS

                          [STACKED BAR CHART OMITTED]

                         SINCE IPO TRADING PRICE BANDS

                          [STACKED BAR CHART OMITTED]


DEUTSCHE BANC ALEX. BROWN                                                     10
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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RELATIVE STOCK PRICE PERFORMANCE

THE BROADER INDICES OF INDUSTRIAL AND SMALL CAP COMPANIES HAVE DECLINED SINCE THE ANNOUNCEMENT OF THE SALE PROCESS

                                 AVERAGE PRIOR TO ANNOUNCEMENT                                        PERCENTAGE GAIN
                             -------------------------------------      PRICE ON(2)       ------------------------------------------
                              1-MONTH       1-WEEK         1-DAY         01/31/01          1-MONTH          1-WEEK           1-DAY
------------------------------------------------------------------------------------------------------------------------------------
BAU                           $ 19.943     $ 20.000      $ 19.500        $ 25.000           25.4%            25.0%           28.2%
S&P Industrials                1,815.2      1,820.0       1,833.7         1,611.4          (11.2)%          (11.5)%         (12.1)%
Russel 2000                      517.9        523.6         528.2           508.3           (1.8)%           (2.9)%          (3.8)%
Selected companies index(1)       98.1         97.9          97.4           100.9            2.8%             3.1%            3.5%

(1) Consists of Checkpoint Systems Inc., Idex Corp., Kaydon Corp., Mine Safety Appliances Co., Regal-Beloit Corp., and Robbins & Myers Inc. Indexed price based on market capitalization
(2) Bacou's price is the offer price.


DEUTSCHE BANC ALEX. BROWN                                                     11
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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RELATIVE STOCK PRICE PERFORMANCE -- LTM

                              [LINE GRAPH OMITTED]

Note: Peer Group consists of Checkpoint Systems Inc., Idex Corp., Kaydon Corp.,
      Mine Safety Appliances Co., Regal-Beloit Corp., and Robbins & Myers Inc.


DEUTSCHE BANC ALEX. BROWN                                                     12
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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RELATIVE STOCK PERFORMANCE -- SINCE IPO

                              [LINE GRAPH OMITTED]

Note: Peer Group consists of Checkpoint Systems Inc., Idex Corp., Kaydon Corp.,
      Mine Safety Appliances Co., Regal-Beloit Corp., and Robbins & Myers Inc.


DEUTSCHE BANC ALEX. BROWN                                                     13
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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VALUATION SUMMARY

($ millions, except per share data)

I. VALUATION

                                                      1-DAY PRIOR TO
                                                       ANNOUNCEMENT
                                     OFFER PRICE         (7/7/00)
---------------------------------------------------------------------
Price                                  $25.000           $19.500
Shares outstanding (millions)           19.030            19.030
Equity value                             452.9             348.2
Net debt and assumed expenses(1)         129.3             129.3
Total enterprise value ('TEV")           582.2             477.5

II. SELECTED COMPANY MULTIPLES

                                                   BACOU                               SELECTED COMPANIES MULTIPLES (2)
                                    ----------------------------------         -------------------------------------------------
                                      STATISTIC         OFFER PRICE             HIGH         LOW         MEAN        MEDIAN
----------------------------------------------------------------------       ---------------------------------------------------
LTM ended 9/30/00
Revenue - actual reported              $ 308.5              1.9x                 2.12x        0.78x       1.34x        1.24x
EBITDA - actual reported                  76.9              7.6x                  9.8x         6.4x        7.7x         7.5x
EBIT - actual reported                    58.0             10.0x                 14.6x         8.1x       10.9x        10.6x

Year 2000 expected
Revenue - Management estimate          $ 314.5              1.9x                 2.06x        0.87x       1.40x        1.27x
EBITDA - Management estimate           $  83.6              7.0x                  8.0x         5.4x        7.0x         7.3x
EBIT- Management estimate                 63.9              9.1x                 10.6x         8.8x        9.8x        10.0x
EPS - First Call estimate                 1.81             13.8x                 16.1x        11.2x       13.9x        14.1x
EPS - Management estimate                 1.85             13.5x

Year 2001 expected
Revenue - Management estimate          $ 349.1              1.7x                 1.88x        1.01x       1.36x        1.27x
EBITDA - Management estimate           $  97.9              5.9x                  6.9x         6.0x        6.4x         6.3x
EBIT - Management estimate                77.1              7.6x                  9.2x         7.8x        8.5x         8.4x
EPS - First Call estimate                 2.04             12.3x                 14.4x         9.1x       12.2x        12.6x
EPS - Management estimate                 2.50             10.0x

III. TRANSACTION PREMIA

                                  AVERAGE PRICE OF    IMPLIED OFFER
                                        BAU              PREMIUM
---------------------------------------------------------------------
1-day prior to announment              $19.500             28.2%
1-week prior to announment             $20.000             25.0%
1-month prior to announment            $21.125             18.3%

(1) Includes $115m of net debt and expenses assumed of $14.3m
(2) LTM data for comparable companies actual reported, 2000E and 2001E from research reports


DEUTSCHE BANC ALEX. BROWN                                                     14
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
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SELECTED COMPANIES VALUATION ANALYSIS

($ millions, except per share data)

                                                        TEV(1) /2000E REVENUE                          TEV(1)/2000E EBITDA
                                             -------------------------------------------   -----------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN      HIGH        LOW       MEAN      MEDIAN
------------------------------------------------------------------------------------------------------------------------------------
Selected companies multiple                       2.06x      0.87x      1.40x      1.27x       8.0x       5.4x       7.0x       7.3x
Bacou statistic - Management estimates         $  314.5   $  314.5   $  314.5   $  314.5   $   83.6   $   83.6   $   83.6   $   83.6
Implied TEV                                       647.8      273.6      440.3      399.4      668.5      451.2      584.9      610.0
Implied equity value per share                 $ 28.451   $  8.163   $ 17.544   $ 15.278   $ 29.535   $ 18.118   $ 25.144   $ 26.461

                                                            TEV(1)/2000E EBIT                       PRICE/2000E CY EPS(2)
                                             -------------------------------------------   -----------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN      HIGH        LOW       MEAN      MEDIAN
------------------------------------------------------------------------------------------------------------------------------------
Selected companies multiple                       10.6x       8.8x       9.8x      10.0x      16.1x      11.2x      13.9x      14.1x
Bacou statistic - Management estimates         $   63.9   $   63.9   $   63.9   $   63.9   $   1.81   $   1.81   $   1.81   $   1.81
Implied TEV                                       677.3      562.3      626.2      639.0
Implied equity value per share                 $ 30.001   $ 23.957   $ 27.315   $ 27.986   $ 29.141   $ 20.272   $ 25.159   $ 25.521

(1) Total enterprise value equals total equity value plus net debt and assumed expenses
(2)   2000E EPS based on First call


DEUTSCHE BANC ALEX. BROWN                                                     15
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OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

SELECTED COMPANIES VALUATION ANALYSIS (CONTINUED)

($ millions, except per share data)

                                                        TEV(1) /2001E REVENUE                        TEV(1)/2001E EBITDA
                                             -------------------------------------------   -----------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN      HIGH        LOW       MEAN      MEDIAN
------------------------------------------------------------------------------------------------------------------------------------
Selected companies multiple                       1.88x      1.01x      1.36x      1.27x       6.9x       6.0x       6.4x       6.3x
Bacou statistic - Management estimates         $  349.1   $  349.1   $  349.1   $  349.1   $   97.9   $   97.9   $   97.9   $   97.9
Implied TEV                                       656.2      352.5      474.7      443.3      675.5      587.4      626.6      616.8
Implied equity value per share                 $ 28.891   $ 12.628   $ 19.353   $ 17.703   $ 29.905   $ 25.275   $ 27.333   $ 26.818

                                                            TEV(1)/2001E EBIT                        PRICE/2001E CY EPS(2)
                                             -------------------------------------------   -----------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN      HIGH        LOW       MEAN      MEDIAN
------------------------------------------------------------------------------------------------------------------------------------
Selected companies multiple                        9.2x       7.8x       8.5x       8.4x      14.4x       9.1x      12.2x      12.6x
Bacou statistic - Management estimates         $   77.1   $   77.1   $   77.1   $   77.1   $   2.04   $   2.04   $   2.04   $   2.04
Implied TEV                                       709.3      601.4      655.4      647.6
Implied equity value per share                 $ 31.682   $ 26.009   $ 28.846   $ 28.440   $ 29.376   $ 18.564   $ 24.888   $ 25.704

(1) Total enterprise value equals total equity value plus net debt and assumed expenses
(2)   2001E EPS based on First call


DEUTSCHE BANC ALEX. BROWN                                                     16
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

OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

PRECEDENT TRANSACTION VALUATION ANALYSIS

($ millions, except per share data)

                                                           TEV(1)/LTM REVENUE                         TEV(1)/LTM EBITDA
                                             -------------------------------------------   -----------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN      HIGH        LOW       MEAN      MEDIAN
------------------------------------------------------------------------------------------------------------------------------------
Transaction multiple                              1.27x      0.64x      0.95x      0.97x       8.2x       5.1x       7.1x       7.3x
Bacou statistic - actual reported              $  308.5   $  308.5   $  308.5   $  308.5   $   76.9   $   76.9   $   76.9   $   76.9
Implied TEV                                       391.8      198.3      294.3      299.3      634.7      388.6      542.7      558.8
Implied equity value per share(2)              $ 14.849   $  3.901   $  9.333   $  9.614   $ 27.758   $ 14.668   $ 22.924   $ 23.771

                                                           TEV(1)/LTM EBIT
                                             -------------------------------------------
                                                 HIGH        LOW       MEAN      MEDIAN
----------------------------------------------------------------------------------------
Transaction multiple                              11.5x       7.4x       9.3x       9.2x
Bacou statistic - actual reported              $   58.0   $   58.0   $   58.0   $   58.0
Implied TEV                                       665.6      427.6      540.4      535.3
Implied equity value per share(2)              $ 29.386   $ 16.871   $ 22.807   $ 22.536

(1) Total enterprise value equals total equity value plus net debt and assumed expenses
(2) Includes $115m of net debt and expenses assumed of $14.3m


DEUTSCHE BANC ALEX. BROWN                                                     17
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

OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

ANALYST RESEARCH

    FIRM/ANALYST               DATE       STOCK PRICE TARGET         RATING
--------------------       -----------   --------------------     -------------
A.G. Edwards
  Kent Newcomb               06/16/00           $27.000                Buy

Deutsche Bank
  Harriet Baldwin            10/27/00           $29.000            Strong buy

UBS Warburg
  Walter Kirchberger         11/06/00           $26.000                Buy

Lehman Brothers
  Jeffrey Kessler            01/30/01           $26.000            Strong buy


DEUTSCHE BANC ALEX. BROWN                                                     18
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

OVERVIEW OF THE OFFER FOR GROUPE BACOU                                 SECTION 2
--------------------------------------------------------------------------------

KEY TERMS OF THE SHARE PURCHASE AND MERGER AGREEMENTS

A NUMBER OF KEY TERMS OF THE DEFINITIVE AGREEMENTS ARE YET TO BE NEGOTIATED

ACQUISITION STRUCTURE                   o Under discussion

FINANCING                               o Commitment letters (with no due diligence outs), condition to closing

S.A. CONTRACT

     REPRESENTATIONS AND WARRANTIES     o Limited to shareholders of Engineering H. Bacou, no representations and warranties made with respect to the US business, 18 month expiration
       INDEMNITY OBLIGATIONS OF EHB     o Capped at 20% of purchase price for Bacou S.A subject to a 2% deductible (excluding value
                       SHAREHOLDERS       of Bacou, Inc.), escrow required
          PURCHASE PRICE ADJUSTMENT     o Includes adjustment for the level of indebtedness, net worth (,working capital under discussion)

US CONTRACT

     REPRESENTATIONS AND WARRANTIES     o Standard public company reps. and warranties that expire at losing
                      FIDUCIARY OUT     o Limited fiduciary out
                               VOTE     o Under discussion

CONDITIONS TO CLOSING                   o Completion of 2000 audit for Bacou S.A and Engineering H. Bacou
                                        o Regulatory approvals
                                        o Non-compete agreements with Groupe Bacou employees to be determined
                                        o Consulting agreements with certain members of the Bacou family
                                        o Receive proceeds from financing
                                        o No material adverse change
                                        o Other conditions


DEUTSCHE BANC ALEX. BROWN                                                     19
Deutsche Bank [LOGO]

REVIEW OF SALE PROCESS                                                 SECTION 3
--------------------------------------------------------------------------------

SECTION 3

Review of sale process


DEUTSCHE BANC ALEX. BROWN                                                     20
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

REVIEW OF SALE PROCESS                                                 SECTION 3
--------------------------------------------------------------------------------

KEY EVENTS TO DATE

                                DATE                      KEY EVENTS
                          --------------------  -----------------------------------------
                          August 5, 2000        Information memoranda sent

                          September 11, 2000    First round bids received

                          September 25, 2000    Begin US management presentations

                          September 27, 2000    Begin data room and site visits

                          October 9, 2000       Begin France management presentations

                       |  November 21, 2000     Second round offer from [BIDDER]
                       |                        Second round offer from other bidder
                       |
                       |  December 15,2000      [BIDDER] revised offer
   Discussions with    |
[BIDDER]& other bidder |  December 21,2000      [BIDDER] revised offer
                       |
                       |  January 7, 2001       Other bidder's revised offer
                       |
                       |  January 12, 2001      [BIDDER] revised offer
                       |
                       |  January 15, 2001      Other bidder's revised offer
                       |
                       |  January 17, 2001      [BIDDER] exclusivity agreement executed


DEUTSCHE BANC ALEX. BROWN                                                     21
Deutsche Bank [LOGO]

REVIEW OF SALE PROCESS                                                 SECTION 3
--------------------------------------------------------------------------------

SUMMARY OF SALE PROCESS

      REGION                         CONTACTED   RECEIVED BOOKS    DECLINED AFTER BOOKS   BID RETURNED      MANAGEMENT PRESENTATION
      ------                         ---------   --------------    --------------------   ------------      -----------------------

North America                            76            50                   39                 11                      9

Europe                                   44            30                   16                 14                      7

North America/Europe                      5             5                    2                  3                     --
-----------------------------------------------------------------------------------------------------------------------------------

Total                                   125            85                   57                 28                     16


DEUTSCHE BANC ALEX. BROWN                                                     22
Deutsche Bank [LOGO]

REVIEW OF SALE PROCESS                                                 SECTION 3
--------------------------------------------------------------------------------

FINAL NEGOTIATIONS AND BUYER SELECTION

o Subsequent to the second round bids, Deutsche Banc Alex. Brown and management held a number of meetings with the two bidders perceived to offer the best possibilities for achieving the highest price with the highest probability of closing

  - pursuant to arriving at a final two, discussions were held with all bidders (and with some who had dropped out) to ascertain prospects for enhanced bids
  - both bidders had issues relating to
    - exclusivity
    - French due diligence
    - structure
    - financing limitations and need for seller financing

o Offer made by [BIDDER] was chosen because

  - higher NPV of total considerations
  - higher cash
  - lower earnout and perceived better terms
  - strategic partner suggested greater motivation for closing
  - terms of contract acceptable
  - committed financing

DEUTSCHE BANC ALEX. BROWN                                                     23
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

OVERVIEW OF [BIDDER]                                                   SECTION 4
--------------------------------------------------------------------------------

SECTION 4

Overview of [BIDDER]


DEUTSCHE BANC ALEX. BROWN                                                     24
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

OVERVIEW OF [BIDDER]                                                   SECTION 4
--------------------------------------------------------------------------------

OVERVIEW OF [BIDDER]

[Overview of the bidder has been redacted]


DEUTSCHE BANC ALEX. BROWN                                                     25
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

OVERVIEW OF POTENTIAL [EQUITY FINANCING SOURCE]                        SECTION 5
--------------------------------------------------------------------------------

SECTION 5

Overview of potential [EQUITY FINANCING SOURCE]


DEUTSCHE BANC ALEX. BROWN                                                     26
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

OVERVIEW OF POTENTIAL [EQUITY FINANCING SOURCE]                        SECTION 5
--------------------------------------------------------------------------------

OVERVIEW OF POTENTIAL [EQUITY FINANCING SOURCE]

[Overview of potential equity financing source has been redacted]


DEUTSCHE BANC ALEX. BROWN                                                     27
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

M&A AND CAPITAL MARKET CONDITIONS                                      SECTION 6
--------------------------------------------------------------------------------

SECTION 6

M&A and capital market conditions


DEUTSCHE BANC ALEX. BROWN                                                     28
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

M&A AND CAPITAL MARKET CONDITIONS                                      SECTION 6
--------------------------------------------------------------------------------

GENERAL ECONOMIC PARAMETERS

             A SHARP SLOWDOWN IS CHALLENGING THIS RECORD EXPANSION
           ---------------------------------------------------------

                                  US Real GDP

                              [LINE CHART OMITTED]

                    CONSUMER CONFIDENCE CONTINUES TO DECLINE
           ---------------------------------------------------------

                             US Consumer Confidence

                              [LINE CHART OMITTED]


DEUTSCHE BANC ALEX. BROWN                                                     29
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

M&A AND CAPITAL MARKET CONDITIONS                                      SECTION 6
--------------------------------------------------------------------------------

GENERAL ECONOMIC PARAMETERS (continued)

                         INFLATION CONCERNS HAVE EASED
           ---------------------------------------------------------

                    Core Consumer and Producer Price Indexes

                              [LINE CHART OMITTED]

                    US EQUITY MARKETS HAVE STUMBLED IN 2000
           ---------------------------------------------------------

                                US Equity Market

                              [LINE CHART OMITTED]


DEUTSCHE BANC ALEX. BROWN                                                     30
Deutsche Bank [LOGO]

M&A AND CAPITAL MARKET CONDITIONS                                      SECTION 6
--------------------------------------------------------------------------------

LBO AND LEVERAGED LOAN ACTIVITY

LBO VOLUME WHICH IS STRONGLY TIED TO STATE OF FINANCING MARKETS TUMBLED ROUGHLY 39% IN 2000 FROM 1999

THIS ADVERSELY AFFECTED THE ABILITY TO ACHIEVE OPTIMAL PRICING

                            LEVERAGED LOAN ISSUANCE
           ---------------------------------------------------------

                              [LINE CHART OMITTED]

                            LEVERAGED BUYOUT VOLUME
           ---------------------------------------------------------

   [The following data was depicted as a bar chart in the printed material.]

   1992         $ 9.6
   1993         $11.0
   1994         $13.0
   1995         $20.9
   1996         $29.0
   1997         $28.7
   1998         $41.0
   1999         $63.4
  1Q 00         $12.9
  2Q 00         $ 4.9
  3Q 00         $14.1
  4Q 00         $ 7.1


DEUTSCHE BANC ALEX. BROWN                                                     31
Deutsche Bank [LOGO]

M&A AND CAPITAL MARKET CONDITIONS                                      SECTION 6
--------------------------------------------------------------------------------

LENDING VOLUME

                             US SYNDICATED LENDING
           ---------------------------------------------------------

    [The following data was depicted as a bar chart in the printed material.]

   1993         $ 28.0
   1994         $ 81.0
   1995         $101.0
   1996         $135.0
   1997         $194.0
   1998         $273.0
  1Q 99         $ 53.0
  2Q 99         $ 94.0
  3Q 99         $ 85.0
  4Q 99         $ 88.0
  1Q 00         $ 77.0
  2Q 00         $ 90.0
  3Q 00         $ 77.0
  4Q 00         $ 66.0

                              US LEVERAGED LENDING
           ---------------------------------------------------------

    [The following data was depicted as a bar chart in the printed material.]

   1993         $ 12.0
   1994         $ 31.0
   1995         $ 42.0
   1996         $ 65.0
   1997         $ 88.6
   1998         $128.5
  1Q 99         $ 54.0
  2Q 99         $ 31.0
  3Q 99         $ 58.0
  4Q 99         $ 47.0
  1Q 00         $ 48.8
  2Q 00         $ 44.2
  3Q 00         $ 47.4
  4Q 00         $ 35.4

Note:

Leveraged loans defined as loans priced at spread to LIBOR + 150 or greater

Highly leveraged loans defined as loans priced at spread to LIBOR + 250 or greater

SOURCE: LOAN PRICING CORPORATION/GOLD SHEETS


DEUTSCHE BANC ALEX. BROWN                                                     32
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

M&A AND CAPITAL MARKET CONDITIONS SECTION 6

LENDING VOLUME (continued)

                         LEVERAGED LOAN MARKET ACTIVITY
           ---------------------------------------------------------

    [The following data was depicted as a bar and line chart in the printed material.]

             Volume (lhs)  # of Deals (rhs)
             ------------  ----------------

FEB             $14.0             42
MAR             $22.0             54
APR             $12.0             44
MAY             $12.0             59
JUN             $19.0             66
JUL             $12.0             41
AUG             $ 6.0             32
SEP             $17.0             44
OCT             $11.0             38
NOV             $14.0             36
DEC             $ 6.0             19
ME 1/25/01      $ 6.0             20

Note: Deals in market for four weeks ended

SOURCE: PORTFOLIO MANAGEMENT DATA (ONLY INCLUDES NEW MONEY)

                   4Q 2000 LEVERAGED LOAN VOLUME BY INDUSTRY
           ---------------------------------------------------------

    [The following data was depicted as a bar and line chart in the printed material.]

                    Volume (lhs)   # of Deals (rhs)
                    -------------  ----------------
TELECOM/MEDIA           $ 8.8             24
BASIC INDUSTRIES        $ 8.2             25
CONSUMER PRODUCTS       $ 6.3             18
OTHER                   $ 2.2              7
SERVICES & LEASING      $ 1.0             12
TECH.                   $ 0.7              5
HEALTHCARE              $ 0.7              3
OIL & GAS               $ 0.4              3
TRANS./DEF.             $ 0.2              2

SOURCE: PORTFOLIO MANAGEMENT DATA (ONLY INCLUDES NEW MONEY)


DEUTSCHE BANC ALEX. BROWN                                                     33
Deutsche Bank [LOGO]

SELECTED COMPARABLE COMPANIES                                         APPENDIX I
--------------------------------------------------------------------------------

APPENDIX I

Selected comparable companies


DEUTSCHE BANC ALEX. BROWN                                                     34
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

SELECTED COMPARABLE COMPANIES                                         APPENDIX I
--------------------------------------------------------------------------------

SELECTED COMPANIES

                    SELECTED INDUSTRIAL COMPARABLE COMPANIES
--------------------------------------------------------------------------------
MARKET TRADING STATISTICS AND CONSENSUS ESTIMATES

                                                                  FIRM VALUE AS A MULTIPLE OF:  FIRM VALUE AS A MULTIPLE OF:
                      CURRENT                                     ---------------------------  -----------------------------
                    SHARE PRICE  MKT. VALUE    NET    TOTAL FIRM  LTM(1)    LTM(1)     LTM(1)     2000       2000      2000
  COMPANY NAME       01/31/01     OF EQUITY    DEBT     VALUE      REV.     EBITDA      EBIT      REV.      EBITDA     EBIT
------------------ ------------  ----------  -------  ----------- -------  --------   --------  --------   ---------  -------
ROBBINS & MYERS       $26.100       $286.7    $169.8   $  464.1   $ 409.2   $ 69.2     $ 45.3    $ 409.2    $ 69.2    $ 45.3
                                                                    1.13x     6.7x      10.2x      1.13x      6.7x     10.2x

KAYDON CORPORATION     25.230        754.5     (52.5)     702.0     330.6     82.7       66.8      340.3      96.1      79.8
                                                                    2.12x     8.5x      10.5x      2.06x      7.3x      8.8x

IDEX CORPORATION       30.340        929.4     233.5    1,162.8    705.3     144.5      118.8      704.3      153.2    116.5
                                                                   1.65x      9.8x       8.1x      1.65x       7.6x    10.0x

REGAL-BELOIT CORP.     17.800        373.7     383.7      757.4    560.6      94.6       71.3      595.6       94.9     71.6
                                                                   1.35x      8.0x      10.6x      1.27x       8.0x    10.6x

CHECKPOINT              8.950        271.0     334.7      605.7    610.4      87.1       41.6      693.5      111.6     62.9
                                                                   0.99x      7.0x      14.6x      0.87x       5.4x     9.6x

MINE SAFETY            23.650        319.2      73.9      393.1    504.3      61.3       33.7         NA         NA       NA
                                                                   0.78x      6.4x      11.7x

                    FIRM VALUE AS A MULTIPLE OF:  STOCK PRICE AS A MULTIPLE OF:
                   ------------------------------ ----------------------------
                      2001      2001      2001        2000E          2001E
  COMPANY NAME        REV.     EBITDA     EBIT       EPS (2)        EPS (2)
------------------ ---------  ---------  --------   ---------     -------------
ROBBINS & MYERS      $ 460.9    $ 77.4     $50.4      $ 1.62        $ 1.81
                       1.01x      6.0x      9.2x       16.1x         14.4x

KAYDON CORPORATION     373.0     107.5      89.6        1.79          2.00
                       1.88x      6.5x      7.8x       14.1x         12.6x

IDEX CORPORATION       763.9     168.6     128.8        2.07          2.15
                       1.52x      6.9x      9.0x       14.7x         14.1x

REGAL-BELOIT CORP.     741.0     125.4      96.3        1.59          1.69
                       1.02x      6.0x      7.9x       11.2x         10.5x

CHECKPOINT                NA        NA        NA        0.67          0.98
                                                       13.4x          9.1x

MINE SAFETY               NA        NA        NA          NA            NA

-------------------------------------------------------------------------------------------------------------------------------
HIGH:               2.12x       9.8x     14.6x     2.06x     8.0x     10.6x     1.88x      6.9x      9.2x      16.1x      14.4x
LOW:                0.78x       6.4x      8.1x     0.87x     5.4x      8.8x     1.01x      6.0x      7.8x      11.2x       9.1x
MEAN:               1.34x       7.7x     10.9x     1.40x     7.0x      9.8x     1.36x      6.4x      8.5x      13.9x      12.2x
MEDIAN:             1.24x       7.5x     10.6x     1.27x     7.3x     10.0x     1.27x      6.3x      8.4x      14.1x      12.6x
-------------------------------------------------------------------------------------------------------------------------------

(1) LTM DATA AS OF 9/30/00
(2) FIRST CALL CALENDARIZED ESTIMATES


DEUTSCHE BANC ALEX. BROWN                                                     35
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

PRECEDENT TRANSACTIONS                                               APPENDIX II
--------------------------------------------------------------------------------

APPENDIX II

Precedent transactions


DEUTSCHE BANC ALEX. BROWN                                                     36
Deutsche Bank [LOGO]

PRECEDENT TRANSACTIONS                                               APPENDIX II
--------------------------------------------------------------------------------

Precedent transactions

($ in milllinon, except per share data)

                                                                                                              TEV AS A MULTIPLE OF:
                                                                                                            ------------------------
ANNONCEMENT  TARGET/                                                                                           LTM      LTM    LTM
DATE         ACQUIROR                           TARGET DESCRIPTION                                   TEV     REVENUES  EBITDA  EBIT
-----------  ---------------------------------  -------------------------------------------------- -------- ---------- ------ ------
08/23/99     Omniquip International             Manufacturer of aerial work platforms               $477.0    $530.0   $ 61.0 $ 51.0
                Textron                                                                                        0.90x     7.8x   9.4x

09/29/00     Simpson Industries Inc.            Supplies powertrain and chassis products            $349.2    $543.3   $ 69.1 $ 41.2
                Heartland Industrial Partners   to manufacturers in the worldwide automotive                   0.64x     5.1x   8.5x
                                                and medium and heavy-duty diesel markets

05/11/99     Gradall Industries                 Leading manufacturer of rough-terrain, telescopic   $196.0    $178.0   $ 25.0 $ 23.0
                JLG Industries                  material handlers and excavators                               1.10x     7.8x   8.5x

06/15/99     Powerscreen International          Manufacturer of screens, dumpers, compaction,       $295.0    $369.0   $ 45.0 $ 40.0
                Terex                           and specialty equipment                                        0.80x     6.6x   7.4x

08/94        EnviroTech Pumpsystems Group (US)  Baker Hughes divested EnviroTech, its specialist    $210.0    $221.1   $ 28.8 $ 22.1
                Weir Group PLC (UK)             pump manufacturer, for a total of $210 million                 0.95x     7.3x   9.5x

05/07/99     Lear Corp-Electric Motor           Manufacture electric motors                         $310.0    $351.0   $ 47.0 $ 27.0
                Johnson Electric Holdings Ltd                                                                  0.88x     6.6x  11.5x

05/17/99     Wyman-Gordon Company               Maker of forged metal parts for turbines            $826.1    $834.4   $106.5 $ 78.7
                Precision Castparts                                                                            0.99x     7.8x  10.5x

05/18/99     Varlen Corp.                       Manufacturer of products used in the manufacturing  $669.1    $675.9   $109.0 $ 83.6
                Amsted Industries Inc.          of transportation equipment & petroleum analyzers              0.99x     6.1x   8.0x

06/17/96     Brenco Inc.                        A railroad-car equipment maker                      $159.2    $125.4   $ 19.3 $ 14.6
                Varlen Corp.                                                                                   1.27x     8.2x  10.9x

02/26/97     Marathon Electric Manufacturing    Manufactures electric motors                        $248.3    $245.2   $ 34.4 $ 27.2
                Regal-Beloit Corp.                                                                             1.01x     7.2x   9.1x

                                ------------------------------------------------
                                  MEAN:           0.95x      7.1x        9.3x
                                MEDIAN:           0.97x      7.3x        9.2x

                                  HIGH:           1.27x      8.2x        11.5x
                                   LOW:           0.64x      5.1x        7.4x
                                ------------------------------------------------


DEUTSCHE BANC ALEX. BROWN                                                     37
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